                                                                      EXHIBIT 23


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51363) pertaining to the Vencor, Inc. 1998 Incentive Compensation Plan; in the Registration Statement (Form S-8 No. 333-51361) pertaining to the Vencor, Inc. 1988 Non-Employee Directors Stock Option Plan; in the Registration Statement (Form S-8 No. 333-51359) pertaining to the Vencor Retirement Savings Plan; in the Registration Statement (Form S-8 No. 333-64897) pertaining to the Vencor Retirement Savings Plan - additional shares; in the Registration Statement (Form S-8 No. 333-61387) pertaining to the TheraTx Retirement Savings Plan; in the Registration Statement (Form S-8 No. 333-61385) pertaining to the THC Retirement Savings Plan, of our report dated March 12, 1999, with respect to the consolidated financial statements and schedules of Vencor, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



/s/ ERNST & YOUNG LLP
Louisville, Kentucky
April 13, 1999